ANI Pharmaceuticals Announces Appointment of Dr. David Sullivan to VP of Quality Operations

BAUDETTE, Minn., Feb. 3, 2015 /PRNewswire/ -- ANI Pharmaceuticals, Inc. ("ANI") (NASDAQ: ANIP) today announced the promotion of David J. Sullivan, Ph.D. to the position of Vice President, Quality Operations. Dr. Sullivan joined ANI in April 2014 from Boston Scientific where he was responsible for cGMP laboratories, quality engineering, and systems. Prior to Dr. Sullivan's nine years at Boston Scientific, he worked in quality operations for pharmaceutical firms, including Abbvie (formerly Solvay Pharmaceuticals) as a research scientist. Dr. Sullivan earned his Ph.D. in analytical chemistry and his B.S. in chemistry from South Dakota State University.

Arthur S. Przybyl, President and Chief Executive Officer said, "We are delighted to announce the promotion of Dave to head ANI's Quality Operations. He joined ANI in April of last year from a very successful career at Boston Scientific and has already proven to be an outstanding addition to our quality team. Our manufacturing facilities have an exemplary quality track record through both FDA and customer inspections and we continually seek to raise the bar on cGMP in our plants."

Dr. Sullivan replaces Mr. Robert Jamnick, who announced his retirement last month. Mr. Jamnick began his 30+ year career in the Company's manufacturing facilities in 1980, and throughout that period, played a key role in the growth and expansion of the main manufacturing plant, as well as the construction and commissioning of ANI's containment facility.

Mr. Przybyl noted, "Everyone at ANI wishes Bob all the best in his well-deserved retirement. Since I joined ANI in 2009, he has been a critical member of the senior management team and his focus on ensuring a foundation of quality to support our growth has been an important contributor to the success ANI enjoys today. The Board of Directors joins me in offering our sincere thanks to Bob for his many years of service."

About ANI

ANI Pharmaceuticals, Inc. (the "Company" or "ANI") is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

Forward-Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about price increases, the Company's future operations, products financial position, operating results and prospects , the Company's pipeline or potential markets therefor, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "plans," "potential," "future," "believes," "intends," "continue," other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to importing raw materials; increased competition; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company's actual results are described in the Company's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as its proxy statement. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information about ANI, please contact:
Investor Relations
(218) 634-3608
IR@anipharmaceuticals.com